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                                EXHIBIT 3.1
                          STATE OF SOUTH CAROLINA
                            SECRETARY OF STATE

                           ARTICLES OF AMENDMENT

  Pursuant to (Section Mark) Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.     The name of the corporation is  Emergent Group, Inc.

2.     On April 18, 1996, the corporation adopted the following
       Amendments of its Articles of Incorporation:

       1. RESOLVED, that the authorized number of shares of Common Stock of the Company, par value $.05 per share (the "Common Stock"), be increased from the present number of 4,000,000 shares to 30,000,000 shares;

       2. RESOLVED, that on the next business day following the approval by shareholders of the increase in authorized shares of Common Stock of the Company described in Paragraph 1 above, each of the outstanding shares of Class A Common Stock, par value $.05 per share (the "Class A Common"), and each of the shares of Class A Common Stock reserved for issuance pursuant to existing Company obligations be automatically converted into one share of Common Stock; and

       3. RESOLVED, that, immediately following the conversion described in Paragraph 2 above, all authorized but unissued shares of Class A Common Stock be canceled, and all references to Class A Common Stock in the Articles of Incorporation be deleted.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

  N/A

4.     Complete either a or b, whichever is applicable.

  a.   [X] Amendment(s) adopted by shareholder action.
           At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

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
         Number of        Number of         Number of Votes   Number of Undisputed*
Voting   Outstanding      Votes Entitled    Represented at    Shares Voted
Group    Shares           to be Cast        the Meeting       For              Against**
As to    6,387,142        6,387,142         4,402,110         4,396,192        5,918
Item 1   (Class A Common) (Class A Common)  (Class A Common)  (Class A Common) (Class A Common)
         123,026          123,026           81,372            80,426           946
         (Common)         (Common)          (Common)          (Common)         (Common)

As to    6,387,142        6,387,142         4,402,110         4,396,516        5,594
Item 2   (Class A Common) (Class A Common)  (Class A Common)  (Class A Common) (Class A Common)
         123,026          123,026           81,372            80,432           940
         (Common)         (Common)          (Common)          (Common)         (Common)

As to    6,387,142        6,387,142         4,402,110         4,401,130        980
Item 3   (Class A Common) (Class A Common)  (Class A Common)  (Class A Common) (Class A Common)
         123,026          123,026           81,372            81,350           22
         (Common)         (Common)          (Common)          (Common)         (Common)

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

**:    Abstentions are treated as votes against the proposals.

  b. [ ] The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to (Section Mark) 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
           Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section Mark) 33-1-230(b)).

Date:    April 19, 1996                     Emergent Group, Inc.
                                                   (Name of Corporation)

                                       By: /s/ Robert S. Davis
                                          Robert S. Davis
                                          Vice President and Chief Financial
                                          Officer

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